EXHIBIT 99

SP Plus Corporation Acquires Assets of DIVRT, Inc., an Innovator in Frictionless Parking Technology

-- Creates Technology Innovation Lab, Based in India, to Accelerate Technology Capabilities and Expand Menu of Technology Offerings --

CHICAGO, Nov. 10, 2022 (GLOBE NEWSWIRE) --  SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients, announced that it has acquired certain assets of DIVRT, Inc.(“DIVRT”), a developer of innovative software and technology solutions that enable frictionless parking capabilities.   SP+ has acquired all the intellectual property of DIVRT and a talented team of over 20 technology engineers based in India.

Marc Baumann, Chairman and Chief Executive Officer of SP+, commented, “This acquisition, coupled with our recent acquisition of KMP Associates Limited and its U.K.-based technology team, strengthens our position as a global provider of frictionless, SaaS solutions that are independent of our legacy parking management and transportation related operations. These transactions demonstrate the successful execution of our strategy to make acquisitions that we believe further enhance and complement our technological capabilities, expand our addressable market and help us accelerate growth.”

Jeffrey Eckerling, Chief Growth Officer of SP+, said, “We have been working with DIVRT since 2020, and they are a valuable partner. As we continue to expand our suite of Sphere technology solutions, we are excited to be able to welcome the DIVRT team of seasoned technology engineers, who will serve as the foundation of our new technology innovation lab based in Bengaluru, India. The creation of the technology lab enables us to accelerate our development efforts to bring innovative solutions that we believe will help us further differentiate ourselves from our competitors.”

Amit Rohatgi, founder and CEO of DIVRT, commented, "The entire DIVRT team is thrilled to join the company that’s leading the digital transformation of the parking industry. We’re excited to accelerate the adoption of frictionless technologies as we continue to develop innovative solutions for current and prospective clients.”

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America and Europe. For more information visit www.spplus.com.

About DIVRT

DIVRT is a software, cloud and IOT technology company delivering parking management solutions. The company provides a range of proven and deployed cloud-based products for digitizing gated and gateless parking environments with contactless check-in/check-out, mobile payments, enforcement, and advanced live dashboards with rich reporting.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company's ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company's acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; actions of activist investors; and the long-term impact of climate change on our business.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact: Connie Jin SVP, Corporate Development (312) 274-2105 cjin@spplus.com	Vicky Nakhla ADVISIRY PARTNERS (212) 750-5800 vicky.nakhla@advisiry.com